UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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THE GOODYEAR TIRE & RUBBER COMPANY

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Supplemental Proxy materials

EXECUTIVE COMPENSATION ALIGNMENT WITH PERFORMANCE AND STRATEGY

MARCH 30, 2022

SUPPLEMENTAL PROXY MATERIALS

EXECUTIVE SUMMARY

- **Goodyear is at an inflection point with the recent acquisition of Cooper Tire amid a persistent uncertain macro environment**
  - Given these challenges, incentivizing and retaining our seasoned leadership team is critical over the next few years
  - Our executive compensation program is designed to support our near- and long-term business objectives
- **Our core compensation program pays for performance**
  - We have a history of demonstrated pay-for-performance alignment: when performance was below our expectations in recent years, grants did not pay out or paid out below target
  - 2021 payouts in our incentive programs reflect strong financial performance and improved recognition from the market: our share price appreciated 95% last year
  - Metrics in our incentive plans are directly tied to our strategic priorities; go-forward program enhancements for 2022 continued to demonstrate the link between pay and performance
- **The Committee granted awards to support the integration of Cooper Tire and incentivize outperformance**
  - The PSU grant is 100% performance-based, tied to rigorous stock price performance hurdles
  - The SERP-based retention award retains our CEO amid the integration by reducing the incentive to retire amid an uncertain interest rate environment
  - The projected award value based on changes to the SERP's interest rate since the grant date is $3.4 million, which from the Committee's perspective is modest
  - The structure of the award is effectively capped; the benefit will be offset by a corresponding decrease in pension value
- **Goodyear's corporate governance profile and shareholder rights provide appropriate oversight and mechanisms for accountability and shareholder feedback**

RECENT PERFORMANCE AND ACHIEVEMENTS

Our operating and financial results improved significantly in 2021 amid a recovering macro environment

- Continued recovery from the pandemic and concurrent challenges, including global supply chain bottlenecks, inflation and labor shortages
- Completed acquisition of Cooper Tire, the fifth largest tire manufacturer in North America
- Grew volume and market share in our consumer businesses
- Delivered strong earnings growth through price and mix, which more than offset the impacts of higher raw material costs
- Announced our goal to achieve net-zero greenhouse gas emissions by 2050, with minimal reliance on offsets; established new intermediate-term emission-reduction targets aligned with SBTi standards

Strong Relative Stock Price Performance



Goodyear 95%
Bridgestone 46%
Michelin 37%
S&P 500 27%
Continental (14%)
Jan 2021
Dec 2021

WE ACHIEVED OUTSTANDING RESULTS IN THE FACE OF SIGNIFICANT MACRO CHALLENGES.
RETAINING OUR MANAGEMENT TEAM DURING INTEGRATION PERIOD IS CRITICAL FOR OUR LONG-TERM SUCCESS

2021 CORE EXECUTIVE COMPENSATION PROGRAM

The Committee is confident that we have the right core executive compensation program to drive outperformance across our key strategic objectives

Pay Element	Description	Metrics	Rationale / Focus
Base Salary	Annual cash	• Fixed	• Fixed compensation designed to attract and retain associates
Annual Incentive	Cash incentive based on corporate and individual performance	• Market share **(15%)** • Cost **(15%)** • Free cash flow **(15%)**[a] • EBIT **(15%)**[a] • Strategic & operational goals **(40%)**	• Relative performance in an uncertain volume environment • Incentivizing cost controls • Maintaining financial strength and flexibility • Profitable growth • Initiatives designed to position Goodyear for long-term growth
Long-Term Incentive	Performance-based awards **(70%)**	• Cash flow return on capital (CFROC) **(75%)** • Net income **(25%)** • TSR modifier **(± 20%)** • ESG-related goals **(+0-25%)**[b]	• Emphasis on capital efficiency • Improvement in core profitability • Enhances alignment between pay outcomes and shareholder experience • Elevates environmental sustainability and diversity & inclusion initiatives
	Restricted stock units **(30%)**	• Time-based equity	• Aligns interests of management with those of shareholders • Facilitates retention and builds executive stock ownership

PLAN ALIGNS OUR EXECUTIVE COMPENSATION PROGRAM WITH OUR STRATEGIC OBJECTIVES

(a) Goals for free cash flow and EBIT were set on a semiannual basis for the first and second halves of the year given industry volatility
(b) Performance-based award payouts earned based on CFROC, net income and TSR modifier performance were eligible for incremental increase based on Company performance across three ESG-related goals: reduction in greenhouse gas emissions; reduction in rolling resistance; and increase in diverse management representation

HISTORY OF PAY-FOR-PERFORMANCE

The payouts under our incentive plans are strongly aligned with our performance – demonstrating our commitment to a program that pays for performance



Stock Price Dec. 31, 2018
$20.41
Stock Price Dec. 31, 2021
$21.32
4% MORE
CEO Target Pay vs. Realized Pay (3-year averages)
$14.0M
$10.3M
26% LESS

Incentive Plan Payout History

Incentive Payout History	2017	2018	2019	2020	2021
Annual Incentive Plan Payout	0%	0%	131%	77%	166%
3-Year Long-Term Incentive Plan Payout	121%	39%	22%	33%	86%
3-Year TSR Modifier	0.90x	0.80x	0.80x	0.80x	0.80x

IN YEARS WHEN WE UNDERPERFORMED, OUR EXECUTIVES RECEIVED NO BONUS PAYOUT AND BELOW-TARGET LTI PAYOUT, DEMONSTRATING OUR COMMITMENT TO PAY-FOR-PERFORMANCE

2022 COMPENSATION ENHANCEMENTS

The Committee approved the following enhancements to our core executive compensation program for 2022

Annual Incentive	• Restored full-year measurement periods for EBIT and FCF metrics – previously were set on bi-annual basis • Reduced the weighting of the strategic and operational objectives from 40% to 20% • Added specific ESG and new mobility metrics (weighted at 10% each)
Long-Term Incentive	• Equally weighted net income and cash flow return on capital (CFROC) metrics for performance-based awards – previously were 25% and 75%, respectively
Other	• Closed the supplementary pension plan to new entrants

THESE CHANGES ARE RESPONSIVE TO SHAREHOLDER FEEDBACK AND ARE DESIGNED TO FURTHER ALIGN OUR PROGRAM WITH OUR STRATEGIC PRIORITIES

INTEGRATION AWARDS

The Compensation Committee granted additional awards in 2021 to further incentivize value creation through the integration of Cooper Tire and align compensation outcomes with the shareholder experience

Award	Award Structure	Rationale
Integration-Focused PSU Grant[(a)]	• Value is based on Goodyear achieving absolute stock price targets over a 3-year performance period • Relative TSR modifier adjusts payouts earned based on performance compared to an index of 19 highly-relevant peer companies	• Aligned with driving shareholder value creation through integration and beyond • Target stock price represents ~50% increase from Goodyear's stock price on grant date in August 2021, and effectively indicates outperformance
SERP-Based Award[(b)]	• Eligible to receive a lump sum payment equal to the difference, if any, between the benefit calculated under the SERP based on the current interest rate and the SERP benefit based on the applicable interest rate at the time of retirement • Must provide continuous service through December 31, 2023	• Ensures long-term retention amid pivotal ongoing integration and execution of our strategy • Retains our CEO by incentivizing continued employment through a guarantee against interest rate changes eroding the value of fully vested retirement benefits

(a) Awarded to key employees, including all NEOs
(b) Only awarded to CEO and President, Americas

INTEGRATION PSU GRANT: IN DETAIL

The PSU awards were granted to ~75 associates across Goodyear, incentivizing and motivating outperformance deep into the Company's leadership team

Absolute Stock Price Targets

- Absolute stock price appreciation hurdles **require significant value creation**

Payout		Stock Price Appreciation[a]
Threshold	1%	31%
Target	100%	51%
Maximum	200%	83%

- Attainment of the stock price appreciation goals will be measured based on the average stock price over a period of 45 consecutive calendar days to eliminate short-term market volatility
- As a result, the award would only be earned if we experienced sustained stock price performance over that 45-day period

Relative Stock Price Modifier

- Relative stock price modifier adds further rigor and mitigates the impact of broader stock market movements
- Modifier to assess Goodyear's success in creating shareholder value **relative to other capital-intensive automotive and cyclical industrial companies with comparable leverage and strong correlations to Goodyear's stock price**
- **Unless our stock price performance is in the top quartile of the peer group**, no payout will be earned for stock price appreciation of less than the threshold goal and only a minimal (1%) payout will be earned for threshold goal performance

Goodyear vs. Peer Index	TSR Modifier
≥ 75th Percentile	1.2x or 50% of target
= 50th Percentile	1.0x
≥ 25th Percentile	0.8x
< 25th Percentile	No payout

THE PSU AWARD IS ENTIRELY PERFORMANCE-BASED & INCENTIVIZES OUTPERFORMANCE

(a) Reflects implied stock price increase from grant date

SERP-BASED AWARD: IN DETAIL

The Committee approved an award to our CEO and one other NEO to secure their retention through at least 2023 due to their importance in directing the successful integration of Cooper Tire

Award Structure and Rationale

- This award was structured to mitigate the risk of rising interest rates and incentivize continued employment through a guarantee against interest rate increases
- Due to Mr. Kramer's and Mr. McClellan's long-standing service to Goodyear, their SERP benefit is fully vested and they could be incentivized to retire if rising interest rates began to erode the value of that benefit
- These agreements mitigate the incentive for Mr. Kramer and Mr. McClellan to retire amid a potentially more favorable interest rate environment
- There is no "new" cost incurred with this award and the structure of the award is effectively capped; the benefit will be offset by a corresponding decrease in pension value

Expected Award Value / Impact

- While the Committee cannot guarantee future interest rate changes, they deliberately structured the award using the interest rate for the SERP, which is based on changes in the 12-year High-Quality Corporate Bond Yield Curve and results in a relatively modest retention benefit
- This interest rate is historically comparatively stable, even amid a broader rising interest rate environment

CEO Future Payout Scenarios

	Change in Long-Term Interest Rate	Award Value	Decrease in Pension	Net Value
	0.00%	-	-	-
	0.25%	$850,000	($850,000)	-
	0.50%	$1,800,000	($1,800,000)	-
Current Forecast	**1.00%** [(a)]	**$3,400,000**	**($3,400,000)**	**-**
	1.50%	$4,900,000	($4,900,000)	-

- The Committee believes the potential award values are effectively limited and appropriate

BY MITIGATING THE INCENTIVE TO RETIRE, THE AWARD RETAINS OUR EXECUTIVES THROUGH THIS TRANSFORMATIONAL PERIOD, THUS SERVING IN THE BEST INTEREST OF OUR SHAREHOLDERS

(a) Projections based on actuarial analysis of current forward 12-year market interest rates

STRONG CORPORATE GOVERNANCE PRACTICES

Goodyear has strong corporate governance practices and a record of accountability to shareholders.

- Our best practices include:
  - ✓ Annual election of directors
  - ✓ Majority vote standard for uncontested director elections
  - ✓ Shareholder proxy access right
  - ✓ Extensive shareholder engagement with Director participation
  - ✓ Shareholder right to call a special meeting
- The proposal to adopt a simple majority vote was substantially implemented in 2015
- The Ohio Revised Code provides for approval by two-thirds of Goodyear's shareholders for **certain key matters**; these default provisions should **continue to apply** to this very limited set of matters

THE BOARD RECOMMENDS AGAINST THE SHAREHOLDER PROPOSAL GIVEN THAT IT HAS ALREADY BEEN SUBSTANTIALLY IMPLEMENTED AND SHAREHOLDERS HAVE A SUBSTANTIAL VOICE

CLIMATE AND SUSTAINABILITY

We recently published our TCFD response that includes how we are assessing and managing climate-related risks and opportunities

Materiality Assessment

- We undertook a materiality assessment specifically focused on climate in the second half of 2021 to identify climate-related risks & opportunities
- Later this year, we plan to assess these risks and opportunities to understand their potential financial impacts, and further define materiality in this context to reflect those elements


INSIDE-OUT
OUTSIDE-IN
Stakeholder Risk Surveys
• 89 inter-stakeholder responses
• 20 risks and 18 opportunities ranked based on level of risk and timetable
Industry Market Trends
• Review of adjacent industry trends
• Quantis industry expertise and analysis
Stakeholder Interviews
• 10 interviews with 14 internal stakeholders
Literature Reviews
• Review of Goodyear's past work
• Review Goodyear & competitor CDP reports
• Review of select industry TCFD reporting
PRIORITY OPPORTUNITIES & RISKS

Disclosures and Goals

- We recently published our response to the Task Force on Climate-related Financial Disclosures (TCFD)
- In 2022, Goodyear plans to measure and disclose our 2021 corporate carbon footprint through our annual CDP reporting, as we have been doing since 2010
- We announced in 2021 our climate ambition and committed to achieving the following emission reduction-targets based on Science Based Targets initiative (SBTi) standards:
  - **2030 Targets:** Using 2019 as a base year, Goodyear is committed to reducing our Scope 1 and 2 emissions by 46% by 2030 and certain Scope 3 emissions by 28% over the same time frame
  - **2050 Target**: Goodyear announced our goal to reach net-zero value chain greenhouse gas (GHG) emissions by 2050

OUR COMPREHENSIVE SUSTAINABILITY DISCLOSURES CAN BE FOUND IN OUR CORPORATE RESPONSIBILITY REPORT AND OUR TCFD RESPONSE [(a)]

(a) Information contained on these websites is not incorporated by reference in these Supplemental Proxy Materials or considered to be a part of this document

WE REQUEST YOUR SUPPORT

- Goodyear outperformed in 2021 amid a persistent challenging macroeconomic environment
- Our executive compensation programs are thoughtfully designed to support and incentivize shareholder value creation
- The Committee granted special integration-related awards to incentivize and retain Goodyear's leadership team for the next few years, which represent a critical period for the Company
- Goodyear's Board is composed of Directors who are committed to best practices in corporate governance and ensuring shareholders have robust rights and mechanisms in place to hold the Board accountable

✓ **FOR** the election of directors

✓ **FOR** the advisory vote on executive compensation

✓ **FOR** adoption of the 2022 performance plan

✓ **FOR** the ratification of Auditors

× **AGAINST** shareholder proposal regarding simple majority vote

OUR BOARD ASKS FOR YOUR SUPPORT AT THE 2022 ANNUAL MEETING

FORWARD-LOOKING STATEMENTS

Certain information contained in this presentation constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to achieve the expected benefits of the Cooper Tire & Rubber Company acquisition; the impact on us of the COVID-19 pandemic; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; work stoppages, financial difficulties, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

GOODYEAR®